QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.29

ACKNOWLEDGMENT AND AMENDMENT

TO

FINANCING AGREEMENT

        This ACKNOWLEDGMENT AND AMENDMENT ("Amendment") TO THE AGREEMENT FOR INVENTORY FINANCING is made as of August 6, 2002 by and between En Pointe Technologies Sales, Inc., duly organized under the laws of the State of Delaware ("Customer") and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

RECITALS:

        WHEREAS, Customer and IBM Credit have entered into that Agreement for Inventory Financing dated as of December 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Agreement");

        WHEREAS, Customer has requested that IBM Credit agree to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions set forth herein; and

        WHEREAS, IBM Credit is willing to accommodate Customer's request subject to the conditions set forth below ("Accommodation").

AGREEMENT

        NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the value and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement is amended as follows:

        Section 1.    Definitions.    All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

        Section 2.    Amendment.    The Agreement is hereby amended as follows:

          A.    Schedule 5.1(D) to the Agreement is hereby amended in its entirety to read as follows:

"Schedule 5.1(D)

Customer Jurisdictions	Parent Jurisdictions
California	California
Colorado	Delaware
Delaware
Georgia
Minnesota
New Jersey
New York
No. Carolina
Texas
Utah
Washington"

          B.    Attachment A to the Agreement is hereby amended by deleting such Attachment A in its entirety and substituting, in lieu thereof, the Attachment A attached hereto. Such new Attachment

  A shall be effective as of the date specified in the new Attachment A. The changes contained in the new Attachment A include, without limitation, the following:

            (i)  Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

Applicable Covenant Amount (Old)	Applicable Covenant Amount (New)	Applicable Period
$(1,000,000)	$(3,000,000)	For the 9 month period ending June 30, 2002
$0	$(3,800,000)	For the 12 month period ending September 30, 2002
$300,000	$(2,250,000)	For the 12 month period ending December 31, 2002
$700,000	$(1,500,000)	For the 12 month period ending March 31, 2003
$1,200,000	$1,200,000	For the 12 month period ending June 30, 2003
$1,700,000	$2,500,000	For the 12 month period ending September 30, 2003
$2,000,000	$2,500,000	For the 12 month period ending each fiscal quarter thereafter

          (ii)  Tangible Net Worth. Tangible Net Worth of at least $17,000,000 for each fiscal quarter-end.

          (iii)  Capital Expenditures. Capital expenditures shall not exceed $1,200,000 in any fiscal year.

        Section 3.    Conditions to Effectiveness of Accommodation.    The Accommodation set forth in Section 2 hereof shall become effective upon the receipt by IBM Credit of (i) this Amendment executed by Customer, and (ii) an Accommodation fee, in immediately available funds, equal to Ten Thousand and 00/100 Dollars ($10,000.00), and (iii) from Foothill, on or prior to August 6, 2002, of an amendment to the Intercreditor and Subordination Agreement dated as of December 28, 2001 (the "Intercreditor Agreement"), between Foothill and IBM Credit executed by all parties to the Intercreditor Agreement. Such Accommodation fee payable to IBM Credit hereunder shall be nonrefundable and shall be in addition to any other fees IBM Credit may charge Customer (other than fees related to the execution of this Amendment).

        Section 4.    Rights and Remedies.    Except to the extent specifically amended or waived herein IBM Credit reserves any and all rights and remedies that IBM Credit now has or may have in the future with respect to Customer, including any and all rights or remedies which it may have in the future as a result of Customer's failure to comply with its financial covenants to IBM Credit. Except to the extent specifically amended or waived herein neither this Amendment, any of IBM Credit's actions or IBM Credit's failure to act shall be deemed to be a waiver of any such rights or remedies.

        Section 5.    Governing Law.    This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

        Section 6.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

        IN WITNESS WHEREOF, this Amendment has been executed by duly authorized representatives of the undersigned as of the day and year first above written.

IBM Credit Corporation	En Pointe Technologies Sales, Inc.
By:	By:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

QuickLinks

Exhibit 10.29
ACKNOWLEDGMENT AND AMENDMENT TO FINANCING AGREEMENT